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                                                                     Exhibit 3.2
                               ARTICLES OF MERGER

                                     BETWEEN

                 AMERICAN REAL ESTATE INVESTMENT CORPORATION
                            (a Delaware corporation)

                                       AND

                 AMERICAN REAL ESTATE INVESTMENT CORPORATION
                            (a Maryland corporation)

This is to certify that:

      FIRST:      American  Real  Estate  investment  Corporation  (a Delaware corporation) and American Real Estate Investment Corporation (a Maryland corporation) agree to merge in the manner hereinafter set forth.

      SECOND:     American  Real  Estate  Investment  Corporation  (a Maryland
corporation) is the corporation to survive the merger (the "Surviving Corporation").

      THIRD: American Real Estate Investment Corporation (a Delaware corporation) (the "Merging Corporation") is incorporated under the laws of the State of Delaware. The Surviving Corporation is incorporated under the laws of the State of Maryland.

      FOURTH: The Merging Corporation was incorporated under the General Corporation Law of Delaware on August 24, 1993. The principal office of the Surviving Corporation in the State of Maryland is located in Baltimore City. The Merging Corporation does not have an office in the State of Maryland.

      FIFTH:      The Merging  Corporation  and the Surviving  Corporation own
no interest in land in the State of Maryland.

      SIXTH:      The  charter  of  the  Surviving  Corporation  will  not  be amended as a result of the merger.

      SEVENTH: The total number of shares of all classes of stock which each corporation party to these Articles has authority to issue and the number of shares of stock of each class are as follows:

               (a) Surviving Corporation

            The total number of shares of all classes of capital stock that the Surviving Corporation shall have authority to issue is Sixty Five Million (65,000,000) shares, consisting of

(i) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), (ii) Thirty Million (30,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and (iii) Thirty Million (30,000,000) shares of excess stock, par value $0.001 per share (the "Excess Stock"). The aggregate par value of all shares of stock having par value is $110,000.

              (b) Merging Corporation

            The total number of shares of all classes of capital stock that the Merging Corporation shall have authority to issue is Six Million Five Hundred Thousand (6,500,000) shares, consisting of (i) Five Hundred Thousand (500,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"),
(ii) Three Million (3,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and (iii) Three Million (3,000,000) shares of excess stock, par value $0.001 per shares (the "Excess Stock").

      EIGHTH: At the Effective Time, the Merging Corporation shall be merged into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Merging Corporation.

     At the Effective Time, by virtue of the Merger and without any action on the part of the Merging Corporation, the Surviving Corporation or any holder of any stock of either of them:

            (a) Each share of Common Stock, $0.001 par value per share, of the Merging Corporation ("Parent Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation ("Surviving Common Shares"). Each certificate representing Parent Common Shares shall thereafter represent the right to receive Surviving Common Shares. All Parent Common Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist.

            (b) Each Parent Common Share issued and held in the Merging Corporation's treasury at the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (c) Each Surviving Common Share issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

            (d) Each option, conversion right, or other right to purchase or otherwise acquire Parent Common Shares pursuant to stock option or other stock-based plans, or conversion right of the Merging Corporation granted issued or outstanding immediately prior to the Effective Time shall be converted into and become a right to purchase or otherwise acquire the same number of Surviving Common Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options, conversion rights, or other rights immediately prior to the Effective Time.

      On or after the Effective Time, all of the outstanding certificates which prior to that time represented Parent Common Shares shall be deemed for all purposes to evidence ownership of and to represent Surviving Common Shares into which such shares have been converted as hereinabove provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. Until any such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, the registered owner of any such outstanding certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend or other distribution on, the Surviving Common Shares into which the Parent Common Shares represented by such certificate have been converted. After the Effective Time, whenever certificates which formerly represented Parent Common Shares are presented for exchange or registration of transfer, the Surviving Corporation will cause to be issued in respect thereof certificates representing an equal number of Surviving Common Shares.

      NINTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Delaware and the charter of the Merging Corporation, as follows:

            (a) The Board of Directors of the Merging Corporation, by written consent signed by all the members thereof and filed with the minutes of the proceedings of the Board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of the Merging Corporation.

            (b) At the annual meeting of stockholders of the Merging Corporation held on July 6, 1994, and as adjourned to August 5, 1994, the stockholders adopted a resolution approving the terms and conditions of the transaction described herein as so proposed and such resolution is filed with the minutes of the proceedings of the stockholders.

      TENTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Surviving Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Surviving Corporation, as follows:

            (a) The Board of Directors of the Surviving Corporation, by written consent signed by all the members thereof and filed with the minutes of the proceedings of the Board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the sole stockholder of the Surviving Corporation and such resolution is filed with the minutes of the proceedings of the Board of Directors.

            (b) A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed was signed by the sole stockholder of the Surviving Corporation entitled to vote thereon, and such consent is filed with the minutes of the proceedings of the sole stockholder of the Surviving Corporation.

      ELEVENTH:   These  Articles  of  Merger  shall  become   effective  upon
acceptance for filing by the State Department of Assessments and Taxation of Maryland (the "Effective Time").

      TWELFTH: The undersigned President of the Surviving Corporation acknowledges these Articles of Merger to be the corporate act of the Surviving Corporation on whose behalf he has signed, and further, as to all matters of fact required to be verified under oath, the President acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Surviving Corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.











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      IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 22nd day of August 1994.

  ATTEST:                                 AMERICAN REAL ESTATE
                                             INVESTMENT CORPORATION
                                          (a Delaware corporation)


  /s/ Rick A. Burger                      By  /s/ Evan Zucker
Rick A. Burger, Secretary                            Evan Zucker, President


                                          AMERICAN REAL ESTATE
                                            INVESTMENT CORPORATION
                                          (a Maryland corporation)


 /s/ Rick A. Burger                       By  /s/ Evan Zucker
Rick A. Burger, Secretary                             Evan Zucker, President


      The undersigned Secretary of the Merging Corporation acknowledges these Articles of Merger to be the corporate act of the Merging Corporation on whose behalf he has signed, and further, as to all matters of facts required to be verified under oath, the Secretary acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Merging Corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

                                            AMERICAN REAL ESTATE
                                               INVESTMENT CORPORATION
                                            (a Delaware corporation)



                                             /s/ Rick A. Burger
                                             Rick A. Burger, Secretary